UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 22, 2008
RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street
Miami, Florida	33178

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726
          Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On October 22, 2008, we issued a press release reporting our financial results for the three and nine months ended September 30, 2008 (the “Press Release”). We also hosted a conference call and webcast on October 22, 2008 during which we made a presentation on our financial results for the three and nine months ended September 30, 2008 (the “Presentation”). The Press Release and the Presentation are available on our website at www.ryder.com.
The Press Release and Presentation include information regarding comparable net earnings, comparable earnings per share and comparable earnings per share forecast, which are non-GAAP financial measures as defined by SEC regulations. We believe that these non-GAAP financial measures provide useful information to investors, and allow for better year-over-year comparison, as the measures exclude from our GAAP net earnings, earnings per share and earnings per share forecast, as applicable, restructuring costs in the third and fourth quarter of 2007, fourth quarter 2007 tax law changes, a gain on the sale of property in 2007, a third quarter 2008 net tax benefit, and the impact of charges in the second quarter 2008 for prior years’ adjustments associated with our Brazilian Supply Chain Solutions operation. Additional information regarding non-GAAP financial measures can be found in the Press Release, the Presentation and our reports filed with the SEC.
The information in this Report, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 2.02 of Form 8-K and General Instruction B.2 thereunder and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference to such filing.
Item 9.01(d) Exhibits
     The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit 99.1	Press Release, dated October 22, 2008, relating to Ryder System, Inc.’s financial results for the three and nine months ended September 30, 2008.

Exhibit 99.2	Presentation prepared for a conference call and webcast held on October 22, 2008, relating to Ryder System, Inc.’s financial results for the three and nine months ended September 30, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2008	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Robert E. Sanchez
Robert E. Sanchez, Executive Vice
President and Chief Financial Officer

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